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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated May 28, 2002 and March 27, 2002, relating to the financial statements of Vertex Aerospace, Inc., RAAH I, LLC, and Raytheon Aerospace Company, a wholly owned subsidiary of Raytheon Aircraft Holdings, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Birmingham, Alabama
May 28, 2002